UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 16, 2020

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 8.01    Other Events.

On October 12, 2020 the independent members of the board of directors of Ashford Hospitality Trust, Inc. (“Ashford Trust”) requested that Ashford Inc. (the “Company”) provide Ashford Trust a 30-day deferral on fees and expense reimbursements owed to the Company under the Advisory Agreement (defined below) and certain success fees owed to the Company under the Lismore Agreement (defined below). On October 16, 2020, the independent members of the board of directors of the Company approved such 30-day deferral, as described further below.

Advisory Agreement

Absent a waiver, pursuant to the Amended and Restated Advisory Agreement, effective as of June 10, 2015, by and among Ashford Trust, Ashford Hospitality Limited Partnership, Ashford TRS Corporation, the Company and Ashford Hospitality Advisors LLC, as amended (the “Advisory Agreement”), Ashford Trust must pay, on a monthly basis, a base management fee. The minimum base management fee is equal to the greater of: (i) 90% of the base fee paid for the same month in the prior fiscal year; and (ii) 1/12th of the “G&A Ratio” for the most recently completed fiscal quarter multiplied by Ashford Trust’s total market capitalization on the last balance sheet date included in the most recent quarterly report on Form 10-Q or annual report on Form 10-K that Ashford Trust filed with the Securities and Exchange Commission. In addition, the Company is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by the Company on behalf of Ashford Trust or in connection with the services provided by the Company pursuant to the Advisory Agreement.

On October 16, 2020, the independent members of the board of directors of Ashford Inc. determined to provide Ashford Trust a 30-day deferral on the payment of: (i) approximately $3 million in base management fees with respect to the month of October 2020; and (ii) approximately $1 million in reimbursable expenses with respect to the month of October 2020 payable under the Advisory Agreement.

The foregoing summary is qualified in its entirety by reference to the Advisory Agreement and amendment thereto, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Lismore Agreement

On July 1, 2020, Ashford Trust entered into an amended and restated agreement, effective as of April 6, 2020, with Lismore Capital II LLC (“Lismore”), a subsidiary of the Company, whereby Lismore, acting as agent for Ashford Trust, was engaged to seek maturity extensions, refinancings, forbearances, principal reductions and debt-to-equity conversions of Ashford Trust’s existing mortgage and mezzanine loans (the “Lismore Agreement”).

Absent a waiver, pursuant to the Lismore Agreement, the fees Lismore would be entitled to are approximately $3.2 million in success fees payable in connection with the signed forbearance agreements negotiated with the lenders secured by certain properties. On October 16, 2020, the independent members of the board of directors of the Company determined to provide Ashford Trust a 30-day deferral on the payment of such success fees to Lismore.

Additionally, the independent members of the board of directors of the Company determined to accelerate approximately $0.5 million in clawback credit due to Ashford Trust which, absent a waiver, would occur after the expiration of the Lismore Agreement. Such clawback credit is due to Ashford Trust in connection with certain properties Ashford Trust no longer owns.

The foregoing summary is qualified in its entirety by reference to the Lismore Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 12, 2015) (File No. 001-36400)

10.2
Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC, dated June 26, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 26, 2018) (File No. 001-36400).

10.3
Amended and Restated Ashford Trust Agreement, dated as of April 6, 2020, by and between Lismore Capital II LLC and Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on July 7, 2020) (File No. 001-36400).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary
Date: October 21, 2020